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                                                                     EXHIBIT (j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated November 14, 2006 for the Van Kampen Strategic Municipal Income Fund, Van Kampen Intermediate Term Municipal Income Fund, Van Kampen New York Tax Free Income Fund, Van Kampen California Insured Tax Free Income Fund, Van Kampen Municipal Income Fund, and Van Kampen Insured Tax Free Income Fund, in the related Prospectuses and Statements of Additional Information and in the Registration Statement (Form N-1A) of the Van Kampen Tax Free Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 56 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-99715) and in this Amendment No. 57 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4386).

                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                              ERNST & YOUNG LLP


Chicago, Illinois
January 25, 2007